Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: (781) 250-0111 Telefax: (781) 250-0115

Repligen Receives Milestone Payment from Pfizer

Company Reports Preliminary Revenue Results for 2014 and

Provides Initial Revenue Guidance for 2015

WALTHAM, MA – January 8, 2015 – Repligen Corporation (NASDAQ:RGEN) announced today that on December 30, 2014, it received a $1 million milestone payment from Pfizer, Inc. under the terms of the companies’ exclusive worldwide licensing agreement (the “Agreement”) for the development of compounds to potentially treat spinal muscular atrophy (SMA), a neuromuscular disease that typically presents in children under age two. Since announcing the Agreement in January 2013, Repligen has received $7 million in upfront and milestone payments. Repligen remains eligible to receive up to $63 million in additional performance-based milestone payments, as well as royalties on any future sales of compounds developed under the Agreement.

2014 Revenue

Repligen also today reported preliminary, unaudited total revenue of $63-$63.5 million for the fiscal year ended December 31, 2014. This total revenue figure is comprised of approximately $3 million in revenue from out-licensed therapeutic programs and product revenue of $60-$60.5 million, an increase from our previous product revenue guidance of $58-$60 million. Product revenue reflects sales growth of 26%-27%, driven by strength in sales of products that we sell directly to end users including partial year sales of the Alternating Tangential Flow System (the “ATF System”), the most recent addition to Repligen’s proprietary product portfolio.

2015 Revenue Forecast

For 2015, Repligen currently projects product revenue in the range of $69-$72 million, reflecting 15%-20% sales growth compared to 2014, which included only partial year sales of the ATF System. Gross margin on product sales is expected to be greater than 55% in 2015. These projections do not include the impact on product revenue or gross margin of potential acquisitions and/or fluctuations in currency exchange rates during 2015.

2014 Earnings Call

Repligen plans to announce complete financial results for fourth quarter and year ended December 31, 2014 in early March, and will hold its earnings conference call at that time. The preliminary, unaudited results reported in this press release could change as a result of further review by Repligen and its independent auditors.

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About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our ATF (Alternating Tangential Flow) System and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand that we deliver pre-packed with our customers’ choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements or guidance regarding future financial performance and position, including cash and investment position, our strategic decision to focus on the growth of our bioprocessing business, the future demand for our bioprocessing, growth factor, ATF and chromatography products, plans and objectives for future operations, plans and objectives for product development and acquisitions, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; the impact of the expiration on December 31, 2013 of Bristol-Myers Squibb royalty payments from U.S. sales of Orencia®, the success of current and future collaborative or supply relationships, including our agreements with Pfizer, BioMarin Pharmaceuticals Inc. [and Innovate Biopharmaceuticals Inc.]; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact:

Sondra S. Newman

Director Investor Relations

Repligen Corporation

(781) 419-1881

snewman@repligen.com

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